As filed with the U.S. Securities and Exchange Commission on December 10, 2015

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Atlassian Corporation Plc

(Exact Name of Registrant as Specified in Its Charter)

United Kingdom (State or Other Jurisdiction of Incorporation or Organization)	98-1258743 (I.R.S. Employer Identification Number)

Exchange House

Primrose Street

London EC2A 2EG

c/o Herbert Smith Freehills LLP

(Address of Registrant’s Principal Executive Offices)

2015 SHARE INCENTIVE PLAN

2013 ATLASSIAN UK EMPLOYEE SHARE OPTION PLAN

2013 U.S. SHARE OPTION PLAN

2014 RESTRICTED SHARE UNIT PLAN

2015 EMPLOYEE SHARE PURCHASE PLAN

OPTIONS TO PURCHASE CLASS B ORDINARY SHARES

(Full title of the plan)

Tom Kennedy

Chief Legal Officer

Atlassian, Inc.

1098 Harrison Street

San Francisco, California 94103

 415.701.1110

(Name, address and telephone number of agent for service)

Copies to:

Anthony J. McCusker Richard A. Kline An-Yen E. Hu Goodwin Procter LLP 135 Commonwealth Drive Menlo Park, California 94025 650.752.3100	Tom Kennedy Chief Legal Officer Atlassian, Inc. 1098 Harrison Street San Francisco, California 94103 415.701.1110

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☒	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)		Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee
Class A ordinary shares, nominal value $0.10 per share
- 2015 Share Incentive Plan	20,700,000	(2)	$21.00	(3)	$434,700,000	$43,775
- 2013 Atlassian UK Employee Share Option Plan	5,964,104	(4)	$1.68	(5)	$10,019,695	$1,009
- 2013 U.S. Share Option Plan	6,794,107	(6)	$2.17	(7)	$14,743,212	$1,485
- 2014 Restricted Share Unit Plan	11,151,000	(8)	$21.00	(3)	$234,171,000	$23,582
- 2015 Employee Share Purchase Plan	5,700,000	(9)	$17.85	(10)	$101,745,000	$10,246
- Options to Purchase Class B ordinary shares	1,552,500	(11)	—	(12)	—	—
Class B ordinary shares, nominal value $0.10 per share
- Options to Purchase Class B ordinary shares	1,552,500	(13)	$0.51	(14)	$791,775	$80
Total	53,414,211				$796,170,682	$80,177

(1)                                  Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional ordinary shares which become issuable under the above-named plans by reason of any share dividend, share split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding ordinary shares.

(2)                                  Represents 20,700,000 Class A ordinary shares reserved for future issuance pursuant to future awards under the 2015 Share Incentive Plan.

(3)                                  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act, and based on $21.00, the initial public offering price per share of the Registrant’s Class A ordinary shares set forth on the cover page of the Registrant’s prospectus dated December 9, 2015 relating to its initial public offering.

(4)                                  Represents 5,964,104 Class A ordinary shares issuable upon the exercise of outstanding options under the 2013 Atlassian UK Employee Share Option Plan.

(5)                                  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act, and based on $1.68, the weighted average exercise price per share of outstanding share option awards under the 2013 Atlassian UK Employee Share Option Plan as of December 9, 2015.

(6)                                  Represents 6,794,107 Class A ordinary shares issuable upon the exercise of outstanding options under the 2013 U.S. Share Option Plan.

(7)                                  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act, and based on $2.17, the weighted average exercise price per share of outstanding share option awards under the 2013 U.S. Share Option Plan as of December 9, 2015.

(8)                                  Represents 11,151,000 Class A ordinary shares reserved for issuance pursuant to restricted share unit awards outstanding under the 2014 Restricted Share Unit Plan.

(9)                                  Represents 5,700,000 Class A ordinary shares reserved for future issuance pursuant to future awards under the 2015 Employee Share Purchase Plan.

(10)                            Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act, and based on 85% of $21.00 per share, the initial public offering price per share of the Registrant’s Class A ordinary shares set forth on the cover page of the Registrant’s prospectus dated December 9, 2015 relating to its initial public offering. Pursuant to the 2015 Employee Share Purchase Plan, the purchase price of the shares of the Registrant’s Class A ordinary shares reserved for issuance thereunder will be either a per share price equal to 85% of the fair market value of a share of the Registrant’s Class A ordinary shares on the first business day or the last business day of the offering period, whichever is lower.

(11)                            Represents 1,552,500 Class A ordinary shares issuable upon conversion of Class B ordinary shares underlying options to purchase Class B ordinary shares.

(12)                            Pursuant to Rule 457(i), there is no fee associated with the registration of Class A ordinary shares issuable upon conversion of Class B ordinary shares (a convertible security) being registered under this Registration Statement because no additional consideration will be received in connection with the conversion of Class B ordinary shares.

(13)                            Represents 1,552,500 Class B ordinary shares reserved for issuance pursuant to options to purchase Class B ordinary shares.

(14)                            Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act, and based on $0.51, the weighted average exercise price per share of outstanding Class B ordinary share option awards as of December 9, 2015.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 to be contained in the Section 10(a) prospectus is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”). The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.         Incorporation of Documents by Reference.

The following documents filed with the Commission by the Registrant are incorporated by reference into this Registration Statement:

(a)                                 The Registrant’s prospectus filed pursuant to Rule 424(b) under the Securities Act on December 10, 2015 relating to the Registration Statement on Form F-1, as amended (File No. 333-207879), which contains the Registrant’s audited financial statements for the latest fiscal year which such statements have been filed;

(b)                                 The description of the Registrant’s Class A ordinary shares contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-37651) filed with the Commission on November 30, 2015 under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description; and

(c)                                  All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the Registration Statement which indicates that all of the ordinary shares registered hereunder have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such earlier statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.         Description of Securities.

Not applicable.

Item 5.         Interests of Named Experts and Counsel.

None.

Item 6.         Indemnification of Directors and Officers.

The Registrant has entered into indemnification agreements with each of the Registrant’s directors and officers to indemnify them to the maximum extent allowed under applicable law. The indemnification agreements indemnify the directors and officers against certain costs, charges, losses, liabilities, damages and expenses incurred by such director or officer in the execution or discharge of his or her duties. The indemnification agreements do not indemnify the Registrant’s directors against any liability attaching to such individuals in connection with any negligence, default, breach of duty or breach of trust in relation to the Registrant, which would be rendered void under the provisions of the U.K. Companies Act 2006. The U.K. specific restrictions apply to directors but not officers.

The Registrant has obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to the Registrant’s directors and officers against the loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or officer, including claims relating to public securities matters, and to the Registrant with respect to payments that may be made by the Registrant to the directors and officers pursuant to the Registrant’s indemnification obligations or otherwise as a matter of law.

Certain of the Registrant’s non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of the Registrant’s board of directors.

Reference is made to the underwriting agreement, the form of which was filed as Exhibit 1.1 to the Registration Statement on Form F-1, as amended (File No. 333-207879), which sets forth the Registrant’s and the underwriters’ respective agreement to indemnify each other in respect of certain liabilities arising under the Securities Act and otherwise.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7.         Exemption from Registration Claimed.

Not applicable.

Item 8.         Exhibits.

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this Registration Statement on Form S-8, which Exhibit Index is incorporated herein by reference.

Item 9.                     Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Sydney, Australia, on December 9, 2015.

ATLASSIAN CORPORATION PLC

By:	/s/ Michael Cannon-Brookes
Michael Cannon-Brookes
Co-Chief Executive Officer

By:	/s/ Scott Farquhar
Scott Farquhar
Co-Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott Farquhar, Michael Cannon-Brookes and Murray Demo, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 of Atlassian Corporation Plc, and any or all amendments (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Cannon-Brookes	Co-Chief Executive Officer and Director (Co-Principal Executive Officer)	December 9, 2015
Michael Cannon-Brookes

/s/ Scott Farquhar	Co-Chief Executive Officer and Director (Co-Principal Executive Officer)	December 9, 2015
Scott Farquhar

/s/ Murray Demo	Chief Financial Officer (Principal Financial Officer)	December 9, 2015
Murray Demo

/s/ Sebastien Giroux	Corporate Controller (Principal Accounting Officer)	December 9, 2015
Sebastien Giroux

/s/ Shona Brown	Director	December 9, 2015
Shona Brown

/s/ Douglas J. Burgum	Director	December 9, 2015
Douglas J. Burgum

/s/ Heather Mirjahangir Fernandez	Director	December 9, 2015
Heather Mirjahangir Fernandez

/s/ Jay Parikh	Director	December 9, 2015
Jay Parikh

/s/ Enrique Salem	Director	December 9, 2015
Enrique Salem

/s/ Steven Sordello	Director	December 9, 2015
Steven Sordello

/s/ Richard P. Wong	Director	December 9, 2015
Richard P. Wong

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Certificate Evidencing Class A Ordinary Shares (1)
4.2	2015 Employee Share Purchase Plan. (2)
4.3	2015 Share Incentive Plan. (3)
4.4	2014 Restricted Share Unit Plan. (4)
4.5	2013 U.S. Share Option Plan.(5)
4.6	Atlassian UK Employee Share Option Plan. (6)
5.1	Opinion of Herbert Smith Freehills LLP
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm
23.2	Consent of Herbert Smith Freehills LLP (included in Exhibit 5.1)

(1)         Filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form F-1 (File No. 333-207879), filed previously with the Commission on November 18, 2015 and incorporated by reference herein.

(2)         Filed as Exhibit 10.7 to the Registrant’s Registration Statement on Form F-1 (File No. 333-207879), filed previously with the Commission on November 9, 2015 and incorporated by reference herein.

(3)         Filed as Exhibit 10.6 to the Registrant’s Registration Statement on Form F-1 (File No. 333-207879), filed previously with the Commission on November 9, 2015 and incorporated by reference herein.

(4)         Filed as Exhibit 10.5 to the Registrant’s Registration Statement on Form F-1 (File No. 333-207879), filed previously with the Commission on November 9, 2015 and incorporated by reference herein.

(5)         Filed as Exhibit 10.4 to the Registrant’s Registration Statement on Form F-1 (File No. 333-207879), filed previously with the Commission on November 9, 2015 and incorporated by reference herein.

(6)         Filed as Exhibit 10.3 to the Registrant’s Registration Statement on Form F-1 (File No. 333-207879), filed previously with the Commission on November 9, 2015 and incorporated by reference herein.